UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2020

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	,	AZ	85004
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2020, Freeport-McMoRan Inc. (“FCX”), PT Freeport Indonesia (“PTFI”) and Freeport-McMoRan Oil & Gas LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and issuing banks party thereto entered into the Third Amendment (“Third Amendment”) to the Revolving Credit Agreement dated as of April 20, 2018, as amended by that certain First Amendment dated as of May 2, 2019 and that certain Second Amendment dated as of November 25, 2019, among the borrowers, the administrative agent, the syndication agent, and each of the lenders and issuing banks party thereto (as amended, the “Revolving Credit Facility”).

The Third Amendment includes the following changes to the financial covenants during the covenant increase period, which ends on the earlier of (1) January 1, 2022 and (2) the date on which FCX delivers, at its election, a covenant reversion notice (“Covenant Increase Period”), at which time the financial covenants and other restrictions discussed below will revert to the limits applicable prior to the Third Amendment and the minimum liquidity covenant will be removed:

•	Total Leverage Ratio –

◦	suspension of the total leverage ratio through the quarter ending June 30, 2021;

◦	for the quarter ending September 30, 2021, through and including the end of the Covenant Increase Period, the total leverage ratio cannot exceed 5.25 to 1.00; and

◦	following the Covenant Increase Period, the total leverage ratio cannot exceed 3.75 to 1.00;

•	Minimum Liquidity –

◦
adds a minimum liquidity covenant of $1.0 billion (consisting of consolidated unrestricted cash and availability under the Revolving Credit Facility) applicable to each quarter ending on or prior to the earlier of (i) June 30, 2021 and (ii) the end of the Covenant Increase Period; and

•	Interest Expense Coverage Ratio –

◦	the interest expense coverage ratio cannot exceed 2.00 to 1.00; and

◦	following the Covenant Increase Period, the interest expense coverage ratio cannot exceed 2.25 to 1.00.

Other changes made pursuant to the Third Amendment include:

•	limiting the priority debt basket applicable to non-borrower subsidiaries and the corresponding general lien basket during the Covenant Increase Period (subject to certain exceptions);

•	eliminating FCX’s ability to declare or make, or agree to pay or make any restricted payments (subject to certain exceptions) during the Covenant Increase Period; and

•	increasing the drawn pricing during the Covenant Increase Period and permanently increasing the undrawn pricing.

The Third Amendment provides for no other significant changes.

As of June 3, 2020, FCX had no borrowings outstanding under the Revolving Credit Facility and $13 million in letters of credit issued, resulting in availability of approximately $3.5 billion, of which approximately $1.5 billion could be used for additional letters of credit.

Certain of the lenders and agents under the Revolving Credit Facility, and their respective affiliates have in the past engaged, and may in the future engage, in transactions with FCX and its affiliates, and have in the past performed, and may in the future perform, services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates, in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing description of the Third Amendment is not intended to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item. 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 3, 2020, the Board of Directors (the “Board”) of FCX amended and restated FCX’s By-Laws primarily to (1) modify the advance notice window for submission of stockholder director nominations and stockholder proposals, (2) add an exclusive forum provision, (3) add an emergency provision, (4) add information requirements and timing restrictions to any stockholder request for a special meeting, (5) modify certain other provisions to more closely align the By-Laws with the requirements of the Delaware General Corporation Law (“DGCL”) and current market practices, and (6) make other ministerial, clarifying and conforming changes. The changes include:

•
clarifying that annual meetings of stockholders are permitted to be held by means of remote communication in accordance with DGCL and adding notice requirements for a meeting held solely by means of remote communication (Article IV, Sections 1, 3 and 6);

•	clarifying the majority voting standard for election of directors (Article IV, Section 2);

•	clarifying the right of stockholders to vote by proxy at meetings of stockholders (Article IV, Section 4);

•
adding information requirements and timing restrictions to the provisions regarding the ability of stockholders owning at least 15% of FCX’s common stock to call special meetings (Article IV, Sections 7 and 8);

•	clarifying that the Chairman of the Board or such other person designated by the Board shall act as the presiding officer at meetings of stockholders (Article IV, Section 9 and Articles X and XI);

•
modifying the advance notice provisions to provide that stockholders may provide timely notice of director nominations and other business to be presented at FCX's annual meeting no earlier than 120 days (rather than 90 days) and no later than 90 days (rather than 60 days) prior to the first anniversary of the preceding year’s annual meeting of stockholders, and requiring that a stockholder providing notice under these provisions must provide the information required to be disclosed in the proxy statement under the applicable federal securities laws and that a stockholder director nominee must complete, sign and supplement upon request, a questionnaire provided by FCX (Article IV, Sections 10 and 11);

•
specifying that any vacancy occurring on the Board may be filled by a majority of the remaining members of the Board (although such majority is less than a quorum) or by the stockholders (Article V, new Section 4);

•
adding an emergency provision as permitted under DGCL that eliminates quorum requirements for Board and/or committee meetings called during times of emergency, disaster or catastrophe or other similar emergency condition, including a pandemic or an epidemic that has been recognized as an emergency by the federal government (Article VIII, new Section 5);

•	modifying the notices and waivers provisions to be more closely in line with DGCL, including the addition of an electronic notice provision (Article XXIV); and

•
adding an exclusive forum provision providing that the Delaware Court of Chancery will be the sole and exclusive forum for certain litigation, including any derivative action or any action asserting a claim that is based upon a violation of a duty by a current or former director, officer, employee or stockholder of FCX in such capacity (new Article XXVII).

The foregoing description of the Amended and Restated By-Laws is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As a result of the public health impact of the COVID-19 pandemic and to prioritize the health and well-being of meeting participants, FCX held its 2020 annual meeting of stockholders on June 3, 2020 virtually via a live audio webcast (the “2020 Annual Meeting”). At the 2020 Annual Meeting, FCX’s stockholders (1) elected each of the six director nominees listed below to serve as a director of FCX for a term that will continue until the next annual meeting of stockholders and until his or her successor is duly elected; (2) ratified the appointment of Ernst & Young LLP as FCX’s independent registered public accounting firm for 2020; and (3) approved, on an advisory basis, the compensation of FCX’s named executive officers.

Of the 1,451,960,774 shares of FCX’s common stock outstanding as of the April 8, 2020, record date, 1,172,630,674 shares were represented in person, including by means of remote communication, or by proxy at the 2020 Annual Meeting. The inspector of election reported the final vote of stockholders as follows:

Proposal No. 1: Election of six director nominees.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard C. Adkerson	915,167,754	19,317,509	28,636,265	209,509,145
Gerald J. Ford	810,556,552	123,992,646	28,572,330	209,509,145
Lydia H. Kennard	919,976,294	14,348,327	28,796,907	209,509,145
Dustan E. McCoy	818,618,583	115,682,550	28,820,396	209,509,145
John J. Stephens	924,571,193	9,861,559	28,688,776	209,509,145
Frances Fragos Townsend	903,529,240	13,547,208	46,045,081	209,509,145

Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as FCX’s independent registered public accounting firm for 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,158,817,681	12,327,960	1,485,032	N/A

Proposal No. 3: Approval, on an advisory basis, of the compensation of FCX’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
836,591,545	124,155,514	2,374,469	209,509,145

Item 8.01. Other Events.

As disclosed under Item 5.03 herein, effective June 3, 2020, the Board amended and restated FCX’s By-laws to, among other changes, modify the advance notice provisions to provide that stockholders may provide timely notice of director nominations and other business to be presented at FCX's annual meeting no earlier than 120 days (rather than 90 days) and no later than 90 days (rather than 60 days) prior to the first anniversary of the preceding year’s annual meeting of stockholders (Article IV, Sections 10 and 11). Accordingly, the “2021 Stockholder Proposals” section of FCX’s 2020 proxy statement, filed with the Securities and Exchange Commission (“SEC”) on April 22, 2020, is hereby amended and restated as follows:

2021 STOCKHOLDER PROPOSALS

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of the SEC and deliver it in writing to: Corporate Secretary, Freeport-McMoRan Inc., 333 North Central Avenue, Phoenix, Arizona 85004 by December 23, 2020.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a proxy access director nomination in next year’s proxy statement, you must comply with the requirements of our proxy access by-law and deliver the required notice and supporting materials in writing to: Corporate Secretary, Freeport-McMoRan Inc., 333 North Central Avenue, Phoenix, Arizona 85004 by December 23, 2020.

If you would like to present a proposal or director candidate at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our by-laws and deliver it in writing to: Corporate Secretary, Freeport-McMoRan Inc., 333 North Central Avenue, Phoenix, Arizona 85004 no earlier than February 3, 2021 and no later than March 5, 2021. Failure to comply with our by-law procedures and deadlines may preclude presentation of your proposal or director candidate at our 2021 annual meeting.

If you would like a copy of the requirements or procedures described above, please contact our corporate secretary as provided above, or access our by-laws on our website at fcx.com under “About Us – Corporate Governance – Governance Documents.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
3.1	Amended and Restated By-Laws of Freeport-McMoRan Inc., effective as of June 3, 2020.
10.1
Third Amendment dated as of June 3, 2020 to the Revolving Credit Agreement dated as of April 20, 2018, as amended, among Freeport-McMoRan Inc., PT Freeport Indonesia, Freeport-McMoRan Oil & Gas LLC, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and issuing banks party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk
Executive Vice President and
Chief Financial Officer (authorized signatory
and Principal Financial Officer)

Date: June 3, 2020